Exhibit 99.1

News Release

For immediate release	For more information contact:
October 24, 2013	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

DIGIRAD WINS COURT RULING

Delaware Court Validates Recent Election of Board of Directors

SUWANEE, GA – October 24, 2013 – Digirad Corporation (NASDAQ: DRAD) announced today that the Delaware Chancery court has validated the May 3, 2013 election of its Board of Directors. The court ruling dismissed the request by Red Oak Fund, L.P., a dissident hedge fund, for a new election of directors.

Jeffrey E. Eberwein, Digirad Chairman of the Board of Directors, said, “We are very pleased with the court’s ruling validating the recent election of our Board of Directors, which was certified by an independent inspector. This ruling removes what was a distraction for us, and allows us to move forward and continue to execute on our strategic plan, which is already successfully building value for all of our shareholders.”

About Digirad Corporation

Digirad is one of the largest national providers of in-office nuclear cardiology imaging and ultrasound services to physician practices, hospitals and imaging centers, and also sells medical diagnostic imaging systems for nuclear cardiology and general nuclear medicine applications. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, analysis of potential impairment and restructuring charges, the conclusion of our audit and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.